UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 1, 2016

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(669) 770-4000

(Registrant’s telephone number, including area code)

555 Broadway Street, Redwood City, CA 94063

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2016, Silver Spring Networks, Inc. (the “Company”), entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated December 18, 2015, by and between the Registrant, lenders parties thereto and Silicon Valley Bank (the “Credit Agreement”). Under the Credit Agreement, the Company is required to maintain a minimum adjusted quick ratio, the definition of which was modified by the Amendment to include all marketable securities held by the Company. The Amendment also provided for other administrative amendments. All other terms of the Credit Facility Agreement remain unmodified and in full force and effect.

The description of the Amendment contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 1, 2016, James Burns, the Company’s Executive Vice President and Chief Financial Officer, notified the Company that he is resigning from the Company, effective June 10, 2016.

(c)

On June 2, 2016, the Company’s Board of Directors appointed Kenneth P. Gianella, the Company’s current Vice President, Finance and Treasury, as the Company’s interim Chief Financial Officer, effective June 10, 2016. Mr. Gianella will also serve as the Company’s interim Principal Financial Officer and interim Principal Accounting Officer.

Mr. Gianella, 43, has served as the Vice President, Finance and Treasury of the Company since December 2014, and previously served as the Company’s Vice President, Finance and Administration from August 2014 to December 2014 and the Company’s Senior Director, Financial Planning and Analysis and Operations Finance from April 2009 to November 2012. From December 2012 to July 2014, Mr. Gianella served as the Vice President, Finance and Acting Chief Financial Officer at Sensity Systems Inc., a provider of an Internet of Things platform. Mr. Gianella has also held various roles at KLA-Tencor Corporation, Allegheny Energy, Inc. and Adelphia Business Solutions Inc. Mr. Gianella holds a B.S. in business administration from Duquesne University and an M.B.A. from the Joseph M. Katz Graduate School of Business, University of Pittsburgh.

Mr. Gianella receives, among other benefits, (i) an annual base salary of $261,600 and (ii) an opportunity to receive an annual bonus of up to 30% of his base salary, subject to the terms and conditions of the applicable bonus plan. Pursuant to Mr. Gianella’s offer letter (the “Offer Letter”), in connection with the commencement of his employment in August 2014, the Company granted Mr. Gianella an option to purchase 15,000 shares of the Company’s common stock and 7,500 restricted stock units.

In connection with Mr. Gianella’s appointment as the interim Chief Financial Officer, during his service as the interim Chief Financial Officer, Mr. Gianella will receive (i) a monthly bonus of $3,500, (ii) a lump-sum bonus of $3,500 times the number of months that Mr. Gianella serves as the interim Chief Financial Officer and (iii) an increase of his annual bonus target to 50% of his base salary for the portion of the year during which Mr. Gianella serves as the interim Chief Financial Officer.

Additionally, Mr. Gianella and the Company have entered into a change of control agreement (the “Change of Control Agreement”) providing that if within a period beginning two months prior to and ending twelve months following a Change of Control (as defined in the Change of Control Agreement) Mr. Gianella’s employment is terminated involuntarily without Cause (as defined in the Change of Control Agreement) or he terminates employment for Constructive Termination (as defined in the Change of Control Agreement), he will be entitled to the following benefits under the terms of the Change of Control Agreement:

•	salary continuance payments equal to six months of Mr. Gianella’s then-current base salary and a pro-rated bonus (if any);

•	the vesting applicable to any equity awards granted to Mr. Gianella shall accelerate as to 50% of the unvested shares underlying Mr. Gianella’s outstanding equity grants at the time of termination; and

•	reimbursement for medical insurance benefits provided under the Company’s benefit plans over the period beginning on the date Mr. Gianella’s employment terminated and ending on the earlier of: (i) six months following such date; or (ii) the date Mr. Gianella commences employment with another entity.

Mr. Gianella may be required by the successor entity (as its sole discretion) to continue his employment for up to three months from the date of the Change of Control in order to receive the benefits described above. All benefits available under the Change of Control Agreement are conditioned upon Mr. Gianella’s execution of a general release of claims in favor of the Company.

The Company also plans to enter into its standard from of indemnity agreement with Mr. Gianella, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission on July 7, 2011.

Other than the foregoing, there are no other arrangements or understandings with any person pursuant to which Mr. Gianella was appointed as the interim Chief Financial Officer. Additionally, there are no family relationships between Mr. Gianella and any director or executive officer of the Company and no transactions between Mr. Gianella and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The descriptions of the Offer Letter and Change of Control Agreement contained herein do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Offer Letter and Change of Control Agreement, copies of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.

A press release announcing the resignation of Mr. Burns and the appointment of Mr. Gianella (the “Press Release”) is attached hereto as Exhibit 99.1

(e)

The information set forth above under Item 5.02(c) is hereby incorporated by referenced into this Item 5.02(e).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders on June 2, 2016 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(a)	Holders of the Company’s common stock voted to elect three Class III directors, each to serve a three-year term expiring at the 2019 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non- Votes
Thomas R. Kuhn	36,728,539	440,654	7,315,332
Richard A. Simonson	36,859,334	309,859	7,315,332
Laura D. Tyson	36,767,293	401,900	7,315,332

(b)	Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 as follows:

Shares Voted in Favor:	44,346,254
Shares Voted Against:	127,368
Shares Abstaining:	10,903
Broker Non-Votes:	0

Item 7.01. Regulation FD Disclosure.

On June 6, 2016, the Company issued the Press Release, which also publicly reaffirmed the Company’s previously announced financial outlook for the second quarter of 2016 and the full year 2016 provided on the Company’s May 9, 2016 earnings conference call. This information, including as set forth in the Press Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press release, dated June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: June 6, 2016	By:	/s/ Michael Bell
Name: Michael Bell
Title: President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Press release, dated June 6, 2016.